Exhibit 10.3

FORM OF LOCK-UP AGREEMENT
January 4, 2017
Castlight Health, Inc.
150 Spear St #400
San Francisco, CA 94105
       Re:       Lock-Up Agreement
Ladies and Gentlemen:
The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that Castlight Health, Inc. (“Castlight”) proposes to enter into an Agreement and Plan of Reorganization (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”) with Jiff, Inc. (“Jiff”), Neptune Acquisition Subsidiary, a Delaware corporation and a direct or indirect, wholly owned subsidiary of Castlight (“Merger Sub”), and the other parties thereto, pursuant to which, among other things, Merger Sub will, on the terms and subject to the conditions set forth therein, merge with and into Jiff (the “Merger”), with Jiff to survive the Merger and become a direct or indirect, wholly owned subsidiary of Castlight, whereby all of the issued and outstanding shares of Jiff Capital Stock shall be converted into the right to receive shares of Castlight Class B Common Stock (“Castlight Common Stock”), as further set forth in the Merger Agreement (the “Transaction”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Merger Agreement.
As material inducement to each of the Parties to enter into the Merger Agreement and to consummate the Transaction, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of Castlight, the undersigned will not, during the period commencing upon the date hereof and ending on the earlier of (x) the date that is 90 days after the Closing Date and (y) July 2, 2017 (the “Lock-Up Period”):

(i)
offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Castlight Common Stock or any securities convertible into or exercisable or exchangeable for Castlight Common Stock (including Castlight Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), in each case, that are owned of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (including holding as a custodian), whether now owned or hereinafter acquired, or publicly disclose the intention to make any such offer, sale, purchase, pledge, grant, transfer or disposition,

(ii)
enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Castlight Common Stock or such other securities described in clause (i) that are currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned and whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Castlight Common Stock or such other securities, in cash or otherwise, or

(iii)
make any demand for or exercise any similar right with respect to the registration of any shares of Castlight Common Stock or any security convertible into or exercisable or exchangeable for Castlight Common Stock.

Notwithstanding the foregoing, the Lock-Up Period, and the undersigned’s obligations under this Lock-up Agreement, shall automatically terminate in the event the Merger Agreement is terminated in accordance with its terms prior to (and without the occurrence of) the Closing thereunder.
The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:
(a)     transfers of Castlight Common Stock or securities convertible into or exercisable or exchangeable for Castlight Common Stock:
(i)     if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of law, (C) as a bona fide gift to a charitable organization, (D) in connection with or for the purpose of personal tax-planning, (E) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or (F) to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any such Family Member(s);
(ii)     if the undersigned is a corporation, partnership or other business entity, (A) to another corporation, partnership or other business entity that is (1) under common control or management with the undersigned or (2) an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds, (B) as a distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders) or (C) as a bona fide gift to a charitable organization; or
(iii)     if the undersigned is a trust, to any grantors or beneficiaries of the trust;
provided that, in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value (except [For entities affiliated with Maverick Capital: to allow the undersigned to rebalance each of its fund portfolios and] to the extent Castlight agrees in writing) and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Castlight a lock-up agreement in the form of this Lock-Up Agreement with respect to the shares of Castlight Common Stock or such other securities that have been so transferred or distributed; provided, further, that any filing under Section 16(a) of the Exchange Act that is required or voluntarily made by or on behalf of the undersigned during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (a);
(b)     (1) the cash exercise of options or warrants to purchase shares of Castlight Common Stock or (2) the exercise of options or warrants to purchase shares of Castlight Common Stock or settlement of restricted stock units and any related transfer of shares of Castlight Common Stock (i) to Castlight deemed to occur upon the cashless exercise of such options or warrants or net settlement of such restricted stock units, (ii) to Castlight for the purpose of paying the exercise price of such options or warrants or for paying taxes (including estimated taxes) due as a result of the exercise of such options or warrants or settlement of such restricted stock units (or the disposition to Castlight of any shares of restricted stock granted pursuant to the terms of any employee benefit plan or restricted stock purchase agreement), or (iii) that would involve a sale of any shares of Castlight Common Stock in connection with the vesting or settlement, or exercise, to cover the applicable exercise price or tax withholdings; provided that in each case the shares received upon exercise of the option or warrant or settlement of the restricted stock unit are subject to the terms of this Lock-Up Agreement; provided, further, that any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (b);
(c)     transfers by the undersigned of shares of Castlight Common Stock purchased by the undersigned in the open market following the first public announcement of the Merger by Castlight; provided that any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (c);
(d)    the conversion of Castlight Class A Common Stock to Castlight Common Stock in accordance with the certificate of incorporation of Castlight; provided that any such shares of Castlight Common Stock received upon such conversion shall remain subject to the terms of this Lock-Up Agreement; or
(e)    any transfer by the undersigned of shares of Castlight Common Stock or any securities convertible into or exercisable or exchangeable for Castlight Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Castlight Common Stock involving a “change of control” (as defined below) of Castlight; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Castlight Common Stock and any securities convertible into or exercisable or exchangeable for Castlight Common Stock shall remain subject to the terms of this Lock-Up Agreement. For purposes of this clause (e), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of total voting power of the voting stock of Castlight.
Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the stock transfer books of Castlight. In order to ensure compliance with the restrictions referred to herein, the undersigned agrees that Castlight and the transfer agent are hereby authorized to decline to make any transfer of Castlight Common Stock or securities convertible into or exercisable or exchangeable for Castlight Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement. Castlight may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing shares of Castlight Common Stock acquired by the undersigned after the date hereof:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred hereunder, and any obligations of the undersigned, shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that, if the Merger Agreement is terminated for any reason, the undersigned shall be automatically released from all restrictions and obligations under this Lock-Up Agreement without further liability upon such termination and this Lock-Up Agreement shall terminate with immediate effect. For the avoidance of doubt, the restrictions set forth in this Lock-Up Agreement shall automatically terminate upon the expiration of the Lock-Up Period.
Castlight hereby agrees that any waiver or release of restrictions or obligations under this Lock-Up Agreement will be made on a pro rata basis in favor of all the parties to the lock-up agreements of like tenor to this Lock-Up Agreement entered into in connection with the Merger Agreement and Transaction; provided that this paragraph will not apply to any waiver or release (x) granted by Castlight as a hardship accommodation, including waivers or releases granted to employees in connection with termination of employment, or (y) that (together with any like waivers for a particular person) involves shares representing 1% or less of Castlight outstanding stock.

This Lock-Up Agreement, and any claim, controversy or dispute arising under or related to this Lock-Up Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.
Any and all remedies herein expressly conferred upon Castlight will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, and the exercise by Castlight of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to Castlight in the event that any of the provisions of this Lock-Up Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Castlight shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Castlight is entitled at law or in equity, and the undersigned waives any bond, surety or other security that might be required of Castlight with respect thereto.
This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by Castlight and the undersigned by facsimile or electronic transmission in .PDF format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be executed as of the date first above written.

CASTLIGHT STOCKHOLDER:

(Print Name of Stockholder)

(Signature)

(Print name and title if signing on behalf of an entity)

(Print Address)

(Print Address)

(Print Telephone Number)

(Agreement Date)

[SIGNATURE PAGE TO LOCK-UP AGREEMENT]

Accepted and Agreed by
CASTLIGHT HEALTH, INC.:

By:
Name:	John Doyle
Title:	President and Chief Operating Officer

[SIGNATURE PAGE TO LOCK-UP AGREEMENT]